UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2011

CPG INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (570) 558-8000

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.  Regulation FD Disclosure.

On February 18, 2011, CPG International Inc. (the “Company”) issued a press release announcing that (i) the Company closed a $65.0 million asset-based revolving credit facility and a $285.0 million term loan; (ii) the consent deadline under the previously announced cash tender offers by the Company’s wholly-owned subsidiary, CPG International I Inc. (“CPG International”) for any and all of CPG International’s outstanding Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and any and all of CPG International’s outstanding 10½% Senior Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”) and related consent solicitations to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default, if any, and related provisions contained in the indenture governing the Notes has expired; and (iii) CPG International will redeem for cash, on March 21, 2011 (the “Redemption Date”), all Notes that remain outstanding after completion of the tender offers for Notes, at a redemption price of (1) $1,000 per $1,000 principal amount of the Floating Rate Notes, plus accrued and unpaid interest to, but not including, the Redemption Date and (2) $1,026.25 per $1,000 principal amount of the Fixed Rate Notes, plus accrued and unpaid interest to, but not including the Redemption Date.  A copy of the Company’s press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated February 18, 2011.

[Missing Graphic Reference]
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG INTERNATIONAL INC.

/s/ Scott Harrison
Name: Scott Harrison
Title:Executive Vice President and Chief Financial Officer

Dated: February 18, 2011

[Missing Graphic Reference]

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated February 18, 2011.

Exhibit 99.1

[Missing Graphic Reference]

CPG International Inc. Announces Closing of New $350 Million Senior Secured Credit Facilities,
Expiration of Consent Payment Deadline in Tender Offers for Its
Senior Floating Rate Notes due 2012 and 10½% Senior Notes due 2013 and
Redemption of Any Notes Remaining Outstanding After Tender Offers

SCRANTON, P.A. – February 18, 2011 – CPG International Inc. (the “Company” or “CPG”) announced today that the Company closed a $65.0 million asset-based revolving credit facility (the “ABL Facility”) and a $285.0 million term loan (the “Term Loan” and, together with the ABL Facility, the “New Senior Secured Facilities”).  The ABL Facility has a term of 5 years and bears interest at LIBOR plus a range of 2.25% to 2.75% based on average excess availability.  The Term Loan has a term of 6 years and bears interest at LIBOR plus 4.50%, subject to a LIBOR floor of 1.50%.  The New Senior Secured Facilities will be used to refinance the Company’s existing senior secured term loan, pay the consideration and costs relating to the Offers (as defined below) and for general corporate purposes.

“The refinancing announced today provides CPG with significant financial flexibility,” said Scott Harrison, Executive Vice President and Chief Financial Officer.  “This transaction lowers our cost of capital and reduces our interest expense thereby enabling us to continue investing in our key growth initiatives.  Additionally, we have reduced our refinancing risk by extending our debt maturities until 2016 and 2017.”

The Company also announced that the consent deadline (the “Consent Time”) under the previously announced cash tender offers (the “Tender Offers”) by its wholly-owned subsidiary, CPG International I Inc. (“CPG International”), for any and all of CPG International’s outstanding Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and any and all of CPG International’s outstanding 10½% Senior Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”) and related consent solicitations to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the indenture governing the Notes (the “Solicitations” and, together with the Tender Offers, the “Offers”) has expired.

On February 18, 2011, CPG International accepted for payment, and paid for, all Notes validly tendered and not validly withdrawn prior to the Consent Time, comprising $245,472,000 in aggregate principal amount (representing approximately 88.3%) of outstanding Notes. Pursuant to the Solicitations, CPG International received consents from greater than a majority of the aggregate principal amount of the Notes (determined as provided for in the indenture governing the Notes) to amend, and has executed a supplemental indenture to, the indenture governing the Notes. After the purchase by CPG International of all Notes validly tendered and not validly withdrawn prior to the Consent Time, $4,620,000 and $27,908,000 in aggregate principal amount of the Floating Rate Notes and the Fixed Rate Notes, respectively, remain outstanding.

Any Notes validly tendered after the Consent Time but before the expiration of the Tender Offers will not receive the consent payment, but will be eligible to receive (1) the purchase price of $974.50 per $1,000 principal amount of the Floating Rate Notes, plus accrued and unpaid interest to, but not including, the final payment date for the tendered Floating Rate Notes; and (2) the purchase price of $1,003.00 per $1,000 principal amount of the Fixed Rate Notes, plus accrued and unpaid interest to, but not including, the final payment date for the tendered Fixed Rate Notes. The Tender Offers remain open and are scheduled to expire at 12:00 midnight, New York City time, on March 2, 2011, unless extended by CPG International (the “Expiration Date”). Other than as required by applicable law, tendered Notes may not be withdrawn. The Company currently expects to have a final payment date promptly following the Expiration Date for any Notes tendered after the Consent Time.

The complete terms and conditions of the Tender Offers are set forth in CPG International’s Offer to Purchase and Consent Solicitation Statement dated February 2, 2011 (the “Offer to Purchase”) that has been sent to holders of the Notes. Holders are urged to read the Offer to Purchase and related documents carefully before making any decision with respect to the Tender Offers. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender.

CPG International also announced that it will redeem for cash, on March 21, 2011 (the “Redemption Date”), all Notes that remain outstanding after completion of the Tender Offers, at a redemption price of (1) $1,000 per $1,000 principal amount of the Floating Rate Notes, plus accrued and unpaid interest to, but not including, the Redemption Date and (2) $1,026.25 per $1,000 principal amount of the Fixed Rate Notes, plus accrued and unpaid interest to, but not including the Redemption Date. An official notice of redemption is being distributed to holders of the Notes commencing on February 18, 2011.

Holders may obtain copies of the Offer to Purchase from the Information Agent for the Offers, Global Bondholders Services Corporation, at (866) 470-4200 (toll free) or (212) 430-3774 (collect).

Credit Suisse Securities (USA) LLC is the Dealer Manager and Solicitation Agent for the Offers.  Questions regarding the Offers may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-5912 (collect).

Neither the Company, the Dealer Manager and Solicitation Agent, the Information Agent nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Offers are being made solely pursuant to the Offer to Purchase and the related Consent and Letter of Transmittal.  The Offers are not being made to holders of Notes in any jurisdiction in which the making of or acceptance of the Offers would not be in compliance with the laws of such jurisdiction.

Forward Looking Statements

Statements in this press release which are not purely historical facts or which necessarily depend upon future events, including statements related to the Offers, including the Expiration Date, and possible completion of the Offers and the redemption of the Notes, as well as statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to the Company on the date this release was submitted. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets. The Company may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International Inc.

Headquartered in Scranton, Pennsylvania, the Company is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential commercial and industrial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, ResistallTM, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on the Company please visit our web site at www.cpgint.com.